FIRST AMENDMENT TO THE
        MORRISON RESTAURANTS INC. STOCK INCENTIVE PLAN



     THIS FIRST AMENDMENT, made this 31 day of March, 1993, by Morrison Restaurants Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company");


                     W I T N E S S E T H:


     WHEREAS, the Company maintains the Morrison Restaurants Inc. Stock Incentive Plan under an indenture which became effective as of September 30, 1992 (the "Plan"); and

     WHEREAS, the Company desires to amend the Plan to provide the committee which administers the Plan with the authority to delegate certain administrative responsibilities; and

     WHEREAS, the Board of Directors of the Company has duly approved and authorized this amendment to the Plan;


     NOW, THEREFORE, the Company does hereby amend the Plan, effective immediately, as follows:


1. By deleting the third sentence of Plan Section 2.3 and by substituting therefor the following:

     "Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan; provided, however, that, as to any Participant who is not a `reporting person' for purposes of Section 16 of the Securities Exchange Act of 1934, the Committee may delegate to any member of the Board of Directors the authority contemplated by Plan
     Section 3.8, but only as that authority may be exercised with respect to Stock Incentives other than Incentive Stock Options."


2. Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to the adoption of this First Amendment.
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     IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the day and year first above written.

                              MORRISON RESTAURANTS INC.


                              By: /s/ Samuel E. Beall, III


                              Title: President & Chief Executive Officer
ATTEST:


By: /s/ Pfilip G. Hunt

Title: Sr. Vice President,
         General Counsel & Secretary

     (CORPORATE SEAL)